UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

_______________________________________________________________

BAJA CUSTOM DESIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38457	82-3184409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17/F, 80 Gloucester Road
Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

+852 2119 1031
(Registrant’s telephone number, including area code)

802 Winning Commercial Building

46-48 Hillwood Road

Kowloon, Hong Kong

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	BJCD	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         Emerging growth company    

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."  You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Baja Custom Design, Inc. on a consolidated basis.

Item 2.01  Completion of an Acquisition or Disposition of Assets.

On May 8, 2020, BAJA CUSTOM DESIGN, INC. (“we”, “us” or the “Company”), executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Luduson Holding Company Limited, a limited liability company organized under the laws of British Virgin Islands (“LHCL”), and the shareholders of LHCL.  Pursuant to the Share Exchange Agreement, we purchased Ten Thousand (10,000) shares of LHCL (the “LHCL Shares”), representing all of the issued and outstanding shares of common stock of LHCL.  As consideration, we agreed to issue to the shareholders of LHCL Ten Million (10,000,000) shares of our common stock, at a value of US $0.10 per share, for an aggregate value of US $1,000,000.  We consummated the acquisition of LHCL on May 22, 2020.   It is our understanding that the shareholders of LHCL are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder.  The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

LHCL is a business-to-business gaming technology company.  As a result of our acquisition of LHCL, we entered into the business-to-business gaming industry.

Prior to the acquisition, the Company was considered as a shell company due to its nominal assets and limited operation. Upon the acquisition, LHCL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity.  LHCL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of LHCL, and the Company’s assets, liabilities and results of operations will be consolidated with LHCL beginning on the acquisition date. LHCL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (LHCL).  Historical stockholders’ equity of the accounting acquirer prior to the merger are retroactively restated (a recapitalization) for the equivalent number of shares received in the merger. Operations prior to the merger are those of the acquirer. After completion of the share exchange transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

CORPORATE HISTORY

We were incorporated under the laws of the State of Delaware on March 6, 2014, under the name “Jovanovic-Steele, Inc.”  Our name was changed to Baja Custom Designs, Inc. on October 26, 2017. On May 8, 2020, we acquired Luduson Holding Company Limited, a limited liability company organized under the laws of British Virgin Islands (“LHCL”).  As a result of our acquisition of LHCL, we entered into the business-to-business gaming technology industry.

History

We were established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD").  PSD and its subsidiary, Jovanovic-Steele, were in the real estate development business, and the real estate crash and the recession of 2008 made it impossible for them to obtain the financing needed to carry on their projects. In 2010, PSD filed for chapter 11 bankruptcy protection. The U.S. Bankruptcy Court for the Southern District of California ordered the incorporation of the Company and the distribution of the following securities:

•

80,000 shares of the Company’s common stock were distributed to all general unsecured creditors of PSD on a pro rata basis according to amount of debt held;

•

An aggregate of 500,000 shares of the Company’s common stock were distributed to all administrative creditors of PSD, with these creditors receiving one share of common stock in the Company for each $0.10 of PSD's administrative debt held;

•

2,500,000 common stock purchase warrants of the Company were distributed to all administrative creditors of PSD, with these creditors receiving five common stock purchase warrants of the Company for each $0.10 of PSD's administrative debt held. The 2,500,000 warrants  consisted of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 30, 2020.

The exercise price of the warrants was reduced to $0.10 per share on April 7, 2020, and on April 15, 2020, the warrant expiration date was extended to August 30, 2025.

On March 6, 2014, we issued 20,000 common shares for services at par value, $0.0001 per share, for total value of $2. On June 16, 2014, we issued a total of 15,000,000 common shares for services at par value, $0.0001 per share, for total value of $1,500. On August 1, 2017, we issued a total of 10,000 common shares for services at par value, $0.0001 per share, for a total value of $1.

On April 3, 2020, the Company, Linda Masters, our Chief Executive Officer and President, entered into that certain Stock Purchase Agreement (the “SPA”), pursuant to which Ms. Masters agreed to sell to Lan CHAN 14,960,000 shares of common stock of the Company, par value $0.0001 (the “Shares”), representing approximately 95.8% of the issued and outstanding common stock of the Company, for aggregate consideration of Three Hundred Ninety One Thousand Dollars ($391,000) in accordance with the terms and conditions of the SPA.  The acquisition of the Shares consummated on April 15, 2020, and was purchased by Lan CHAN with his personal funds. As a result of the acquisition, Mr. Chan holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Linda Masters, our Chief Executive Officer, President and director, and Kathleen Chula, our Vice President and Director, resigned from all of their positions with the Company, effective April 15, 2020. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Lan CHAN was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Chan will serve in his positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

Acquisition of LHCL

Effective May 22, 2020, we consummated the acquisition of LHCL. As a result of the acquisition, our corporate structure is below:

DESCRIPTION OF BUSINESS OF LUDUSON HOLDING COMPANY LIMITED

Overview.

We are business-to-business gaming technology company and to provide events marketing strategies with a combination of digital interactive solutions and content production services in Hong Kong.  In digital marketing industry, we offer business-to-business digital marketing solutions on our proprietary and secure network, which accommodates a wide range of devices and theme-based gaming content, including multi-touch table, body motion sensing, indoor positioning device and electronic circuit system, together with the customized game contents, as an integrated marketing solution. We are principally engaged in developing and granting a right-to-use digital entertainment - interactive game software and providing system development consultancy and maintenance services to our customers and interactive games installations in shopping mall events, exhibitions and brand promotions.

We provide our business customers in entertainment industry with a full line of custom-made interactive gaming services. In this entertainment segment, we offer a customized device box with a library of self-developed interactive game contents, such as, sport-themed social games, motion-sensing action games, logic and puzzle games, original IP characters education game for children, etc., to meet with our business customers’ operational use or business-to-business social solutions.

Our goal is to provide an innovative and effective interactive solution services to satisfy diverse marketing needs. We are committed to working at a high-quality standard to address the needs of differing budgets. We provide services to wide range of customer across different industry segments and regions.

Our Products and Services

We provide a wide range of interactive game software that targets customers in Hong Kong and China. Notably a number of the games developed, operated or published by us are game adoptions of famous or popular literature, comics or animations. Our game library includes more than 100 games.  Our game library consists of our self/co-developed games and third-party developed games. Our self/co-developed games generate revenue primarily from grant a right-to-use to our clients who subscribe to our games via an online portal. Clients are able to select from a wide range of games and download them from our portal.

For shopping malls, exhibition organizers and brand owners, we provide customized interactive games according to the intellectual properties, licenses or brands and offer technical consultancy services, including system deployment, service maintenance and user analytics. After initial commercialization or game launch with specific literature, comics or animations, we would further reuse the game engine to generate another game title with our self-developed characters. The newly developed interactive game will be included to our game library, and provide another stream of revenue, i.e. game license.

Markets and Regions

With the development of digital technology, interactive gaming and its applications have increased their footprint in the marketplace. Interactive gaming involves Sound Design, Interface Design, Design Simulation, Navigation Design, Application Design, etc.  Today, interactive technology is used in art and games including in museums, commercial special exhibitions, marketing, mutual media, business innovation, theme parks, etc. We communicate with business customers to assist them in converting their thought into feasible technology, as part of their B2B marketing strategies and solutions to appeal their target audience in the launch of their marketing events and campaigns.

Traditional forms of gaming such as PC game and online games with its single form of display are gradually being replaced by interactive gaming. The wide application of interactive game has attracted the attention of the public, mobilizing the enthusiasm of participants. We believe that, in the near future, the multimedia interactive games will be well-accepted, especially in Hong Kong and China. We believe that interactive games will become the trend in the 21th century globally.

The below statistic shows the digital advertising expenditure in Hong Kong from 2016 to 2022.

* Projected figures

Sourced from Statista 2020

Currently, we derive revenue from two main business segments: digital marketing and entertainment. During the year ended December 31, 2019, our digital marketing and entertainment revenues accounted for 35% and 65% of our revenues as follows:

	Years ended December 31,
	2019	2018
	US$	US$

Digital marketing	$502,324	$286,231
Entertainment	924,030	-
	$1,426,354	$286,231

We commenced our operations in Hong Kong. Our services and products are marketed and sold in Hong Kong and China.  During the year ended December 31, 2019, our revenues are attributable from the following regions:

Region	Revenue Percentage
Hong Kong	63%
China	37%
All other regions	-%

Digital Marketing

In Hong Kong, we usually co-operate with shopping malls, exhibition organizers, brand owners and marketing agency, offering events marketing strategies with the combination of intellectual-property or branding interactive game solutions in order to provide entertainment experience to the target audience and increase attractions to the venue.

Entertainment

For the entertainment industry, the marketing strategy is slightly different. We offer and provide the library of our custom-made game contents in a customized computer device through a plug and play model for business-to-business (B2B) content aggregation used by their operators.  Our device is easily connected to TV sets and our game contents are freely distributed to play for leisure and entertainment, such as, sport-themed social games, motion-sensing action games, logic and puzzle games, original IP characters education games for children, etc.

As of December 31, 2019, the following customers represented 10% or more of our revenues:

	Revenues (US$)	Percentages of Revenues	Accounts Receivable (US$)
		1,426,354
Shenzhen Jiu Sheng Optoelectronic Comm Tech Co., Ltd	$316,545	22%	$132,268
Excellent Entertainment Limited	$256,555	18%	$139,331
Ease Audio Group Limited	$245,067	17%	$169,508
Yu Lin Nuo Ya Interactive Entertainment Company Limited	$210,604	15%	$ 94,000
Knotbase Technology Limited	$185,077	13%	$105,301

Total:	$1,213,848	85%	$640,408

As of December 31, 2018, the following customers represented 10% or more of our revenues.

	Revenues (US$)	Percentage of Revenues	Accounts Receivable (US$)
		286,231
MakeltLoud Marketing Limited	$102,865	36%	$4,540
Excellent Entertainment Limited	$97,403	34%	-
Avocom Information Technology Company Limited	$75,182	26%	$3,448

Total:	$275,450	96%	$7,988

Our Strategies

We are focused on executing on key strategies to achieve long-term growth in revenues, profit and cash flow. We seek to achieve our targets by delivering innovative and differentiated products that provide value to our clients and exciting experiences. We place great emphasis on developing creative solutions, in terms of interactive game and play, that deliver and sustain superior performance primarily for distributed gaming. This networked strategy often allows us to update our games and operating software remotely, keeping pace with evolving requirements in game play, security, technology and regulations.

Our primary objectives are (i) to strengthen our position as an operator and developer in the interactive game industry in Hong Kong and China and (ii) to actively expand into overseas markets in respect of self/co-developed games.  To this end, we plan to pursue the following business strategies:

•

expand our game portfolio through developing more high-quality self/co-developed games and introducing licensed games with a focus on interactive games;

•

continue to secure development rights for popular literatures, comics and animations;

•

fully utilize existing games and development rights to broaden our revenue stream;

•

enhance our game development capacity and increase the investment in game technology to increase the number of self-developed games;

•

consolidate our market position and enhance our marketing efforts;

•

pursue strategic alliances and acquisition opportunities;

•

further expand into the interactive gaming market in China;

•

broaden reach into international markets; and

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pursue strategic acquisitions and partnerships

We currently develop and operate interactive games. To maximize the value of our self/co-developed games, we intend to explore market opportunities of other geographic markets by offering other language versions (such as English or Malay or Chinese versions) of our self/co-developed games.

We strive to introduce high-quality games and deliver a superior game experience to our customers in order to retain their interest in our games. It is our constant endeavour to elevate the awareness of our brand-name in order to associate our brand with high-quality games and appealing game experience. This is achieved through investments in our game development team and staff, upgrades of software such as game engines, game-designing tools, and the acquisition of hardware to accommodate increasing technical demands for operating the games. Furthermore, we believe that our investment in technology, both in terms of hardware and software, would raise the barrier to entry for future competitors as well as maintaining our competitive edge against existing competitors.

Here are some rolling campaigns with the distribution of interactive game contents in the marketing events.

Here is our customized computer device with a full line of our custom-made interactive game contents to offer the entertainment service, which we install a variety of digital games, such as:

•

sport-themed social games,

•

motion-sensing action games,

•

logic and puzzle games,

•

original IP characters education game for children, etc.

Examples of cartoon-themed game and motion-sensing action game

Development and Modification

Our project team in our technical department is responsible for creating game logic, in-game graphics as long as music and sound effect. The project team may further adopt other interactive technologies such as augmented reality (AR), virtual reality (VR), mixed reality (MR), human motion sensing, gesture control, location-based detection, projection mapping and other special effects to our game so as to maximize the gaming experience for our players. We engage external service providers for the soundtracks, motion pictures and part of the artwork associated with the game. We also engage external third party services providers for special-themed game artwork.

During the development process, our project team will test-play the game to look for errors, bugs, lagging, faulty designs and etc. This is a continuous process until the project manager is satisfied with the performance and the overall playability of the alpha version.

INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “Luduson” brand, as well as its related products and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

This is our “Luduson” brand and logo sign.

The laws of Hong Kong, China and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of copyrights, trade secrets, trademarks, patents, confidentiality provisions and procedures and other contractual provisions, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. We expect that our revenue will be derived principally from our operations in Hong Kong and China where intellectual property protection may be limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

We also devote financial and operational resources to implement systems, processes and technologies to guard against cyber events and to help protect our intellectual property, employee and consumer data and information technology systems against intrusions or other security breaches. In addition, we engage in activities designed to limit the impact of abuse of our digital products and services, including monitoring our games for evidence of exploitation and re-balancing our game environments in the event that such abuse is discovered.

COMPETITION

Competition in the game industry is intense in Hong Kong and China. We compete with other game developers, operators and publishers of interactive games in Hong Kong and China. We may also face competition from emerging mobile game developers, operators and publishers, as well as some traditional online PC game companies that are entering the mobile game market.  The game industry is fragmented and sensitive to price and service.  We believe the principal competitive factors in our market include the following:

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strong in-house game development expertise with a track record of successful games and robust pipeline;

•

leading publishing platform;

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large game portfolio and diversified publishing network; and

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collaborative culture led by a stable management team.

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local presence and understanding of local business trends;

•

ability to minimize the time-to-market of the game solutions;

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ability to build up a high volume of game titles in the library;

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ability to form partnership with famous IP and brand owners;

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ability to assist our client to generate positive feedback on adopting our products; and

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strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer base with lower development costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements.

These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger customer base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that customer payment terms are a principal competitive factor in our market, they may become such a factor, and we may be unable to compete on such terms.

EMPLOYEES

As of April 30, 2020, we have the following full time employees:

Administration / Finance	1
Total	1

We work with our programmers and developers on a contractual basis as they are not employees of the Company.

All of our employees are located in Hong Kong. None of our employees are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

GOVERNMENT AND INDUSTRY REGULATIONS

We are subject to the general laws in Hong Kong governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

The Employment Ordinance is the main piece of legislation governing conditions of employment in Hong Kong since 1968. It covers a comprehensive range of employment protection and benefits for employees, including Wage Protection, Rest Days, Holidays with Pay, Paid Annual Leave, Sickness Allowance, Maternity Protection, Statutory Paternity Leave, Severance Payment, Long Service Payment, Employment Protection, Termination of Employment Contract, Protection Against Anti-Union Discrimination. In addition, every employer must take out employees’ compensation insurance to protect the claims made by employees in respect of accidents occurred during the course of their employment.

An employer must also comply with all legal obligations under the Mandatory Provident Fund Schemes Ordinance, (CAP485). These include enrolling all qualifying employees in MPF schemes and making MPF contributions for them. Except for exempt persons, employer should enroll both full-time and part-time employees who are at least 18 but under 65 years of age in an MPF scheme within the first 60 days of employment. The 60-day employment rule does not apply to casual employees in the construction and catering industries. Pursuant to the said Ordinance, we are required to make MPF contributions for our Hong Kong employees once every contribution period (generally the wage period within 1 month). Employers and employees are each required to make regular mandatory contributions of 5% of the employee’s relevant income to an MPF scheme, subject to the minimum and maximum relevant income levels. For a monthly-paid employee, the minimum and maximum relevant income levels are $7,100 and $30,000, respectively.

SEASONALITY.

Our business is highly dependent upon various festivals in Hong Kong and China. In Hong Kong and China, we experience peak demand for our services during Chinese new year, Easter holiday, summer holiday and Christmas in December.

INSURANCE.

Our business is located in Hong Kong are subject to the laws and regulations of Hong Kong governing businesses concerning, in particular labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is preserved in Hong Kong, we need to comply with the Hong Kong Personal Data (Privacy) Ordinance.

CORPORATE INFORMATION

Our principal executive and registered offices are located at 17/F, 80 Gloucester Road, Wanchai, Hong Kong, telephone number +852-2119 1031.

NEAR-TERM REQUIREMENTS FOR ADDITIONAL CAPITAL

We believe that we will require approximately $1,000,000 over the next 18-24 months to implement our business plan of expanding throughout Hong Kong.  For the immediate future, we intend to finance our business expansion efforts through loans from existing shareholders or financial institutions.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Relating to our Business

COVID-19 has had an adverse effect that is material on our business and may continue to do so for the next twelve months.

During March 2020, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout Hong Kong and China. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures or capacity limitations. These developments have caused a material adverse impact on the Company’s results of operations, financial condition and cash flows.

We cannot predict how soon we will be able to resume operations  as our ability to resume will depend in part on the actions of a number of governmental bodies over which we have no control. Moreover, once restrictions are lifted, it is unclear how quickly customers will commence operations and resume consuming our products and service, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses. Considering the significant uncertainty as to when we can resume operations and the uncertain customer demand environment, in addition to the actions described above, we expect to engage in conversations with potential investors to secure additional sources of financing.   a

The outbreak of COVID-19 has caused significant disruptions to the Company’s ability to generate revenues and cash flows, and uncertainty regarding the length of the disruption may adversely impact our financial condition and ability to raise additional capital. As part of our business continuity efforts, we reduced expenses broadly, including by furloughing our workforce except a small team of essential personnel, reducing pay and benefits for remaining employees, and cutting back capital spending. The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on our ability to have sufficient liquidity until such time as we again generate revenue and profits capable of supporting our ongoing operations, all of which remain highly uncertain at this time.

If we fail to retain existing or attract new advertising customers to advertise within their customized gaming content, maintain and increase our wallet share of advertising budget, or if we are unable to collect accounts receivable in a timely manner, our business, financial condition and results of operations may be materially and adversely affected.

We generate a substantial part of our revenues from advertising or marketing customers who engaged us to develop their customized gaming content to launch in their digital interactive marketing campaigns. However, because our advertising customers are not under long term contracts, we may not be able to retain our advertising customers in the future, attract new advertising customers continuously or be able to retain our advertising customers at all. If our advertising customers find that they can generate better returns elsewhere, or if our competitors provide better online advertising services to suit the advertising customers’ goals, we may lose some or all of our advertising customers. Since most of our advertising customers are not bound by long-term contracts, they may easily reduce or discontinue advertising arrangements without incurring material liabilities. Failure to retain existing advertising customers or attract new advertising customers to advertise within the video content produced by us or on our e-commerce platform may materially and adversely affect our business, financial conditions and results of operations.

The financial soundness of our marketing customers and agencies may affect our collection of accounts receivable. We make a credit assessment of our marketing customers and agencies to evaluate the collectability of the digital marketing service fees before entering into a contract. However, we may not be able to accurately assess the creditworthiness of each customer or agency, and any inability of customers or agencies to pay us for our services in a timely manner would negatively our liquidity and cash flows and may materially and adversely affect our business, financial condition and results of operations.

We operate in a highly competitive and innovative market and may not be able to compete effectively.

We face significant market competition and innovation risk in Hong Kong. The technology industry is highly competitive, innovative and ever-changing at all times. The development of technologies brings evolutional changes to the existing business models; and the expansion of non-Internet and technology companies brings in more new players into the market. Users’ expectations for innovative products and services are also increasing. Therefore, attracting new users and staying competitive are our key challenges. Any lag in innovation or development of technology and product may impair our core competitiveness. We stay on top of trends in market and industry development, as well as user needs, and keep up with technological development through innovation. Internally, we are focused on expectation changes in user experience, stay active in promoting the incubation of new business, keep exploring new forms of business, and recruit talent, optimize our organisational structure, and enhance the innovation capabilities by improving talent quality with cultivating young talent. We continuously enhance our technical capabilities and innovation environment to develop products that meet the expectations of the market. We also face competition from users and user time from other internet media and entertainment services, such as internet and social media platforms that offer content in emerging and innovative media formats.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our brand is of significant importance to the success of our business. Our well-recognized brand is critical to increasing our user base and, in turn, expanding our shoppers for our e-commerce platform and attractiveness to advertising customers and content providers. Since the internet video industry is highly competitive, maintaining and enhancing our brand depends largely on our ability to become and remain a market leader in China, which may be difficult and expensive to accomplish. To the extent our original content is perceived as low quality or otherwise not appealing to users, our ability to maintain and enhance our brand may be adversely impacted which in turn may result in a loss of users for our mobile and online video and e-commerce platform.

Our procurement of new games and amusement offerings is contingent upon availability, and in some instances, our ability to obtain licensing rights.

Our ability to continue to procure new games, amusement offerings, and other entertainment-related equipment is important to our business strategy. The number of suppliers from which we can purchase games, amusement offerings and other entertainment-related equipment is limited. To the extent that the number of suppliers declines, we could be subject to the risk of distribution delays, pricing pressure, lack of innovation and other associated risks. We may not be able to anticipate or react to changing amusement offerings cost by adjusting purchasing practices or game prices, and a failure to do so could have a material adverse effect on our operating results. In addition, any decrease in availability of new amusement offerings that appeal to customers could lead to decreases in revenues as customers negatively react to lack of new game options.

We have successfully developed several proprietary amusement offerings that are not available to operations outside the Company. Our ability to develop future offerings is dependent on, among other things, obtaining rights to compelling game content and developing new amusement offerings that are accepted by our customers. There is no guarantee that additional licensing rights will be obtained by us or that our customers will accept the future offerings that we develop. The result could be increased expenses without increased revenues putting downward pressure on our results of operations and financial performance.

We are susceptible to economic conditions in Hong Kong and China where our principal business, assets, suppliers, merchants and customers are located.

Our business and assets are primarily located in Hong Kong and approximately 63% and 37% of our gross revenues are derived from sales from Hong Kong and China, respectively.  Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to Hong Kong and China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to:

•	Changes in policies by the Hong Kong or Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations; changes in taxation,
•	changes in employment restrictions;
•	import duties, and
•	currency revaluation.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel.

We are dependent upon the continued service of Mr. Ka Leung WONG, our Chief Executive Officer and Director.  The loss of Mr. Ka Leung WONG or one or more of our other key personnel would have a material adverse effect on our business, operating results and financial condition. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel.  We expect to establish an incentive compensation plan for our key personnel to retain their services.  We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Implementation or remediation of controls, procedures, and policies at the acquired company;
•	Diversion of management time and focus from operating our business to acquisition integration challenges;
•	Cultural challenges associated with integrating employees from the acquired company into our organization;
•	Retention of employees from the businesses we acquire;
•	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
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Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;

•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
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In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

•	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

We may not be able to manage our growth effectively.

We have experienced rapid growth since we launched our services in 2016. To manage the further expansion of our business and the growth of our operations and personnel, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures, compliance and controls. We also need to expand, train and manage our growing employee base. In addition, our management will be required to maintain and expand our relationships with distributors, advertising customers, and other third parties. We cannot assure you that our current infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we are unable to successfully manage growth, our business and operating results could be adversely affected.

We expect the growth of our business and operations to place significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our reputation and operating results. Our expansion and growth in international markets heighten these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. To effectively manage this growth, we will need to develop and improve our operational, financial and management controls, and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

A significant disruption in our computer systems and our inability to adequately maintain and update those systems could adversely affect our operations and our ability to maintain user confidence.

We rely extensively on our computer systems to manage and account for inventory, process user transactions, manage and maintain the privacy of users data, communicate with our vendors and other third parties, service accounts, and summarize and analyze results. We also rely on continued and unimpeded access to the Internet to use our computer systems. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses, malicious attacks, security breaches, and catastrophic events. If our systems are damaged or fail to function properly or reliably, we may incur substantial repair or replacement costs, experience data loss or theft and impediments to our ability to manage inventories or process user transactions, engage in additional promotional activities to retain our users, and encounter lost user confidence, which could adversely affect our results of operations.

We continually invest to maintain and update our computer systems. Implementing significant system changes increases the risk of computer system disruption. The potential problems and interruptions associated with implementing technology initiatives, as well as providing training and support for those initiatives, could disrupt or reduce our operational efficiency, and could negatively impact user experience and user confidence.

If our efforts to protect the security of information about our Resellers, customers, and other third parties are unsuccessful, we may face additional costly government enforcement actions and private litigation, and our sales and reputation could suffer.

We regularly receive and store information about our Resellers, customers, merchants, vendors and other third parties. We have programs in place to detect, contain, and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third parties or through open source solutions may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, and vendors.

To date, we have not encountered significant incidents of data breach or breaches that were material to our consolidated financial statements. If we, our vendors, or other third parties with whom we do business experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation. In addition, our users could lose confidence in our ability to protect their information, which could cause them to discontinue using our e-wallets, our digital products, or loyalty programs, or stop shopping with us altogether.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
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changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;

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changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;

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difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;

•	changes in credit markets impacting our ability to obtain financing for our business operations; or
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legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to our International Operations

We are subject to risks associated with doing business internationally including compliance with domestic and foreign laws and regulations, economic downturns, political instability and other risks that could adversely affect our operating results.

We conduct our businesses in Asia and Southeast Asia and have assets located in Hong Kong are required to comply with numerous and broad reaching laws and regulations administered by United States federal, state and local, and foreign governmental authorities. We must also comply with other general business regulations such as those directed toward accounting and income taxes, anti-corruption, anti-bribery, global trade, handling of regulated substances, and other commercial activities, conducted by our employees and third-party representatives globally. Any failure to comply with applicable laws and regulations could subject us to administrative penalties and injunctive relief, and civil remedies including fines, injunctions, and recalls of our products. In addition, changes to regulations or implementation of additional regulations may require us to modify existing processing facilities and/or processes, which could significantly increase operating costs and negatively impact operating results.

We operate in both developed and emerging markets in Southeast Asia which are subject to impacts of economic downturns, including decreased demand for our products, reduced availability of credit, or declining credit quality of our suppliers, customers, and other counterparties. We anticipate that emerging market areas could be subject to more volatile economic, political and market conditions. Economic downturns and volatile conditions may have a negative impact on our operating results and ability to execute its business strategies.

Our operating results may be affected by changes in trade, monetary, fiscal and environmental policies, laws and regulations, and other activities of governments, agencies, and similar organizations. These conditions include but are not limited to changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights, changes in the regulatory or legal environment, restrictions on currency exchange activities, currency exchange fluctuations, burdensome taxes and tariffs, enforceability of legal agreements and judgments, other trade barriers, and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, may limit our ability to transact business in these markets and may adversely affect our revenues and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in Hong Kong and our operating currency is the Hong Kong Dollar. Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We currently do not, but may in the future, implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk. There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

•	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;
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We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;

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We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;

•

We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;

•

To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and

•	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in the Hong Kong Dollars, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Hong Kong. Moreover, our current directors and officers are nationals of Hong Kong. All or a substantial portion of the assets of this person are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon this person. In addition, there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof or be competent to hear original actions brought in Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
•	changes in general economic or business conditions, both domestically and internationally;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
•	the number of securities analysts covering us;
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publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	changes in market valuations or earnings of companies that investors deemed comparable to us;
•	the average daily trading volume of our common stock;
•	future issuances of our common stock or other securities;
•	additions or departures of key personnel;
•	perceptions in the marketplace regarding our competitors and/or us;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock.  Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want

to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look soLHCLy to appreciation in the market price of our common shares to obtain a return on investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the LHCL for the fiscal years ended December 31, 2019, and 2018, and the three months ended March 31, 2020, and 2019. The discussion and analysis that follows should be read together with the section entitled “Forward Looking Statements” and our financial statements and the notes to the financial statements included elsewhere in this Current Report on Form 8-K.

Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

We were established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD").  PSD and its subsidiary, Jovanovic-Steele, were in the real estate development business, and the real estate crash and the recession of 2008 made it impossible for them to obtain the financing needed to carry on their projects. In 2010, PSD filed for chapter 11 bankruptcy protection. The U.S. Bankruptcy Court for the Southern District of California ordered the incorporation of the Company and the distribution of the following securities:

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80,000 shares of the Company’s common stock were distributed to all general unsecured creditors of PSD on a pro rata basis according to amount of debt held;

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An aggregate of 500,000 shares of the Company’s common stock were distributed to all administrative creditors of PSD, with these creditors receiving one share of common stock in the Company for each $0.10 of PSD's administrative debt held;

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2,500,000 common stock purchase warrants of the Company were distributed to all administrative creditors of PSD, with these creditors receiving five common stock purchase warrants of the Company for each $0.10 of PSD's administrative debt held. The 2,500,000 warrants  consisted of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 30, 2020.

The exercise price of the warrants was reduced to $0.10 per share on April 7, 2020, and on April 15, 2020, the warrant expiration date was extended to August 30, 2025.

On March 6, 2014, we issued 20,000 common shares for services at par value, $0.0001 per share, for total value of $2. On June 16, 2014, we issued a total of 15,000,000 common shares for services at par value, $0.0001 per share, for total value of $1,500. On August 1, 2017, we issued a total of 10,000 common shares for services at par value, $0.0001 per share, for a total value of $1.

On April 3, 2020, the Company, Linda Masters, our Chief Executive Officer and President, entered into that certain Stock Purchase Agreement (the “SPA”), pursuant to which Ms. Masters agreed to sell to Lan CHAN 14,960,000 shares of common stock of the Company, par value $0.0001 (the “Shares”), representing approximately 95.8% of the issued and outstanding common stock of the Company, for aggregate consideration of Three Hundred Ninety One Thousand Dollars ($391,000) in accordance with the terms and conditions of the SPA.  The acquisition of the Shares consummated on April 15, 2020, and was purchased by Lan CHAN with his personal funds. As a result of the acquisition, Mr. Chan holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Linda Masters, our Chief Executive Officer, President and director, and Kathleen Chula, our Vice President and Director, resigned from all of their positions with the Company, effective April 15, 2020. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Lan CHAN was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Chan will serve in his positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

Acquisition of LHCL

On May 8, 2020, we executed a Share Exchange Agreement with Luduson Holding Company Limited, a limited liability company organized under the laws of British Virgin Islands (“LHCL”), and the shareholders of LHCL.  Pursuant to the Share Exchange Agreement, we purchased Ten Thousand (10,000) shares of LHCL (the “LHCL

Shares”), representing all of the issued and outstanding shares of common stock of LHCL.  As consideration, we agreed to issue to the shareholders of LHCL Ten Million (10,000,000) shares of our common stock, at a value of US $0.10 per share, for an aggregate value of US $1,000,000.  We consummated the acquisition of LHCL on May 22, 2020.   It is our understanding that the shareholders of LHCL are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder.  The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

LHCL is a business-to-business gaming technology company.  As a result of our acquisition of LHCL, we entered into the business-to-business gaming industry.

Financial Condition

Results of Operations

We have been significantly impacted by COVID-19 global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Hong Kong, China and many other countries have issued policies intended to stop or slow the further spread of the disease.

COVID-19 and Hong Kong’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business or our operations.

The following table sets forth certain operational data for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Revenues	$96,519	$276,663
Cost of revenue	(3,681)	(81,284)
Gross profit	92,838	195,379
Total operating expenses	(36,692)	(39,499)
Income before Income Taxes	56,146)	155,880)
Income tax expense	(4,717)	(13,016)
Net income	51,429	142,864

Revenue. We generated revenues of $96,519 and $276,663 for the three months ended March 31, 2020 and 2019.  The significant decrease is due to temporary business closedown amid the coronavirus (COVID-19) outbreak in Hong Kong and China in the first quarter of 2020.

During the three months ended March 31, 2020 and 2019, the following customers accounted for 10% or more of our total net revenues:

	Three Months ended March 31, 2020		March 31, 2020
	Revenues	Percentage of revenues	Accounts receivable
Ease Audio Group Limited	$36,608	40%	$202,514
Shenzhen Jiu Sheng Optoelectronic Comm Tech Co., Ltd	36,608	40%	165,107
Knotbase Technology Limited	19,303	20%	118,671
TOTAL	$96,519	100%	$486,292

		Three months ended March 31, 2019			March 31, 2019
Customers		Revenues	Percentage of revenues		Accounts receivable
Shenzhen Jiu Sheng Optoelectronic Comm Tech Co., Ltd		$159,324	58%		$–
Excellent Entertainment Limited		80,937	29%		–
	Total:	$240,261	87%	Total:	$–

All of our major customers are located in Hong Kong and the PRC

Cost of Revenue. Cost of revenue for the three months March 31, 2020, was $3,681, and as a percentage of net revenue, approximately 3.8%. Cost of revenue for the three months ended March 31, 2019, was $81,284, and as a percentage of net revenue, approximately 29.4%. Cost of revenue decreased primarily as a result of the decrease in our business volume.

Gross Profit. We achieved a gross profit of $92,838 and $195,379 for the three months ended March 31, 2020 and 2019, respectively. The decrease in gross profit is primarily attributable to the decrease in our business volume.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $36,692 and $39,499 for the three months ended March 31, 2020, and 2019, respectively. The decrease in G&A is primarily attributable to the decrease in our business volume.

G&A as a percentage of net revenue was approximately 38% and 14% for the three months ended March 31, 2020 and 2019, respectively. The increase in G&A ratio is attributable to the decrease in our business revenue.

Income Tax Expense. Our income tax expenses for the quarters ended March 31, 2020 and 2019 was $4,717 and $13,016, respectively.

Net Income. During the three months ended March 31, 2020, we incurred a net income of $51,429, as compared to $142,864 for the same period ended March 31, 2019. The decrease in net income is primarily attributable to the decrease in our business volume amid the coronavirus (COVID-19) outbreak in 2020.

Comparison of the Years Ended December 31, 2019 and 2018

The following table sets forth certain operational data for the years indicated:

	Fiscal Years Ended December 31,
	2019	2018
Revenues, net	$1,426,354	$286,231
Cost of revenue	(283,828)	(98,947)
Gross profit	1,142,526	187,284
Total operating expenses	(164,293)	(149,399)
Income Before Income Taxes	978,235	37,886
Income tax expense	(138,959)	-
Net income	839,276	37,886

Revenue. We generated revenues of $1,426,354 and $286,231 for the fiscal years ended December 31, 2019 and 2018.  The increase is revenue is attributable to the higher market demand from digital marketing campaigns and the launch of entertainment game devices.

During the twelve months ended December 31, 2019, and 2018, the following customers accounted for 10% or more of our total net revenues:

	Year ended December 31, 2019		December 31, 2019
	Revenues	Percentage of revenues	Accounts receivable
Shenzhen Jiu Sheng Optoelectronic Comm Tech Co., Ltd	$316,545	22%	$132,268
Excellent Entertainment Limited	256,555	18%	139,331
Ease Audio Group Limited	245,067	17%	169,508
Yu Lin Nuo Ya Zong Yi Entertainment Company Limited	210,604	15%	94,000
Knotbase Technology Limited	185,077	13%	105,301
TOTAL	$1,213,848	85%	$640,408

	Year ended December 31, 2018		December 31, 2018
	Revenues	Percentage of revenues	Accounts receivable
MakeltLoud Marketing Limited	$102,865	36%	$4,540
Excellent Entertainment Limited	97,403	34%	-
Avocom Information Technology Company Limited	75,182	26%	3,448
TOTAL	$275,450	96%	$7,988

Cost of Revenue. Cost of revenue as a percentage of net revenue was approximately 19.9%, or $283,828, for the fiscal year ended December 31, 2019. Cost of revenue as a percentage of net revenue was approximately 34.6%, or $98,947, for the fiscal year ended December 31, 2018.  The decrease of cost of revenue as a percentage of net revenue is attributable to the launch of entertainment game device, whose direct cost is minimal.

Gross Profit. We achieved a gross profit of $1,142,526 and $187,284 for the fiscal years ended December 31, 2019, and 2018, respectively. The increase in gross profit is primarily attributable to the increase in revenues and the launch of entertainment game device.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $164,293 and $149,399 for the fiscal years ended December 31, 2019, and 2018, respectively. The increase in G&A is primarily attributable to more overheads and marketing expense in the launch of new products.

Other Income (Expenses), net. We incurred net other income of $2 for the fiscal year ended December 31, 2019, as compared to a net income of $1 for the fiscal year ended December 31, 2018.  Our net other income for the year ended December 31, 2019 and 2018 consisted primarily of interest income.

Income Tax Expense. We recorded income tax expense of $138,959 and $0 for the fiscal years ended December 31, 2019 and 2018. The increase in our income tax expenses is primarily attributable to our increase in revenues.

Liquidity and Capital Resources

As of December 31, 2019, we had cash and cash equivalents of $269,691, accounts receivable of $760,733, deposits, prepayments and other receivables of $142,001 and operating right-of-use assets of $35,816.

As of December 31, 2018, we had cash and cash equivalents of $26,815, accounts receivable of $14,372, deposits, prepayments and other receivables of $3,192 and amounts due from a director of $138,596.

We believe that our current cash and other sources of liquidity discussed below are adequate to support general operations for at least the next 12 months.

	Three Months Ended March 31,
	2020	2019
Net cash (used in) provided by operating activities	$(53,556)	$165,178
Net cash provided by (used in) investing activities	-	-
Net cash (used in) provided by financing activities	(186,084)	77,759

Net Cash Used In Operating Activities.

For the three months ended March 31, 2020, net cash used in operating activities was $53,581, which consisted primarily of a net income of $51,429, offset by an increase in accounts receivables of $1,881, an increase in deposits, prepayments and other receivables of $108,859, an increase in income tax payable of $4,717, an decrease in operating lease liabilities of $9,674, depreciation of plant and equipment of $1,254 and non-cash expenses of $9,433.

For the three months ended March 31, 2019, net cash provided by operating activities was $165,178, which consisted primarily of non-cash items, $1,891 of depreciation of plant and equipment, offset by, an increase in accounts receivables of $2,470, an increase in accounts payable and accrued liabilities of $9,877 and net income of $155,880.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Provided By (Used In) Investing Activities.

For the three months ended March 31, 2020, there is no net cash provided by investing activities.

For the three months ended March 31, 2019, there is net cash provided by investing activities.

Net Cash Provided By Financing Activities.

For the three months ended March 31, 2020, net cash used in financing activities was $186,084, consisting primarily of dividend paid to the shareholder of the Company.

For the three months ended March 31, 2019, net cash provided by financing activities was $77,759, consisting primarily of advances from the Company’s related parties.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies and Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following accounting policies are critical in the preparation of our financial statements.

•

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•

Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the period reported. Actual results may differ from these estimates.

•

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

•

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in Hong Kong and Seychelles maintain their books and record in its local currency, Hong Kong Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

•

Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”).  ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on our financial position, results of operations or cash flows.

PROPERTIES

We maintain our approximately 2,186 square feet’s production workshop at Room 8, 4/F, Trans Asia Centre, 18 Kin Hong St, Kwai Chung, Kowloon, Hong Kong.  According to the lease, we are obligated to pay a monthly rent of HK$25,000 (approximately US $3,205) during the term of 2 years.  The lease expires on December 31, 2020.  The foregoing description of the lease is qualified in its entirety by reference to the Lease Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 22 , 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Officers and Directors
Lan CHAN (3)	14,960,000	58.41%
Ka Leung WONG (4)	1,200,000	4.69%

All executive officers and directors as a group (2 persons)	16,160,000	63.10%

Shareholders Holding In Excess of 5%
Siu Chung CHEUNG	6,800,000	26.55%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of May 22, 2020.  Applicable percentage ownership is based on 25,610,000 shares of common stock outstanding as of May 22, 2020, and any shares that such person or persons has the right to acquire within 60 days of May 22, 2020, is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)

Unless otherwise noted, the business address of each beneficial owner listed is 17/F, 80 Gloucester Road,

Wanchai, Hong Kong. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

(3)

Lan Chan was appointed to serve as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Director effective April 15, 2020.  Mr. Chan resigned from his positions as Chief Executive Officer and President effective May 22, 2020, and was concurrently appointed Chief Operating Officer.

(4)	Ka Leung Wong was appointed to serve as our Chief Executive Officer, President and Director effective May 22, 2020.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Positions
Ka LeungWong	41	Chief Executive Officer, Director
Lan Chan	56	Chief Financial Officer, Chief Operating Officer, Secretary, Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Ka Leung (Wallis) WONG, age 41, joined us as our President, Chief Executive Officer and Director on May 8, 2020.  He has more than 30 years’ experience in the manufacturing, import and export trade industry in Asia.  In 2004, Mr. Wong founded 3 Dynamics (Asia) Limited, a Hong Kong based mobile game and entertainment services company where he currently serves as the director.  Under his leadership, 3 Dynamics has become one of the top innovators in Hong Kong, leveraging location-based technology in 3G and Wi-Fi game applications. He has successfully developed and launched more than 80 mobile games and entertainment services (including multiple award-winning games, “3G Mopas”, “Hong Kong War” and “DigiPublish” Platform) and launched in multiple regions such as Hong Kong, Macau, Taiwan, Mainland China, Southeast Asia and Europe.

Mr. Wong is the vice chairman (interaction design) of Hong Kong Digital Entertainment Association and the founding member of International Federation of Creativity and Technology.  Mr. Wong has received numerous awards including the gold award of HSBC Young IT Entrepreneur (2001), second runner-up of Net King Business Plan Contest (Open Group) (2001), one of the three winners of the 1st Digital Pioneers Programme organized by The British Council (2007), one of the three Hong Kong finalists of The Creative Young Entrepreneur Awards (2007), and Paragon 100 (Young Entrepreneurs and Social Changemakers of Up to 30 years of age) by The Foundation of Youth Social Entrepreneurs in 2009.

Mr. Wong holds a Bachelor’s Degree (Honours) in Electronic Engineering and a Continuing Education Diploma in Information and Internet Security from City University of Hong Kong. He also holds a Master Degree of Business Administration at Hong Kong University of Science and Technology.  Mr. Wong brings to our board his deep experience in the mobile game and entertainment services industry.

 Lan CHAN, age 56, joined us as our Chief Financial Officer, Secretary and Director on April 15, 2020.  He has more than 30 years’ experience in the manufacturing, import and export trade industry in Asia. He graduated from a tertiary school in Hong Kong and received his engineering diploma. He founded his business that markets and distributes LED products and components throughout the People’s Republic of China and the Asian region in 2012 and currently serves as its director.  Mr. Chan will bring to the Company his deep experience of conducting business in the PRC and Asia region.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Currently, our executive directors and officers do not receive compensation for services provided in such capacities.  We anticipate providing cash compensation for services in the future to our executive officers and directors.  We expect to establish an incentive compensation plan as our company matures. We expect that our executive compensation philosophy will be to create a long-term direct relationship between pay and our performance. Our executive compensation program will be designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives will be to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. We expect the compensation package of our named executive officers to consist of the following main elements:

1.

base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations;

2.

incentive compensation consisting of stock options, restricted stock and the like; and

3.

discretionary bonus awards payable in cash and or securities of the Company tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

As we do not have Compensation Committee, our Board will be responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. The Board will annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. The Board may award discretionary bonuses to each of the named executives, and reviews and approves the process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, the Board will review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

We expect out Chief Executive Officer to periodically provide the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board will provide an evaluation for the Chief Executive Officer. These evaluations will serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We expect to engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

We expect our executive compensation program to consist of the following elements:

Base Salary

Our base salary structure will be designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer will reflect our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board will consider all of these factors, though it will not assign specific weights to any factor. The Board will generally review the base salary for each named executive officer on an annual basis. For each of our named executive officers, we expect to review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

Discretionary Bonus

The objectives of our bonus awards will be to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Each of our named executive officers will be eligible for consideration for a discretionary cash bonus. The Chief Executive Officer will make recommendations regarding bonus awards for the named executive officers and the Board provides the bonus recommendation for the Chief Executive Officer. However, the Board/Compensation Committee will have sole and final authority and discretion in designating to whom awards are made, the size of the award, if any, and its terms and conditions. The bonus recommendation for each of the named executive officers depends on a number of factors, including (i) the performance of the Company for the year, (ii) the satisfaction of certain individual and corporate performance measures, and (iii) other factors which the Board may deem relevant. The Company did not award any cash bonuses during fiscal year 2019.

Stock Holdings

The Board recognizes the importance of having a portion of the named executive officers’ compensation be paid in the form of equity, to help align the executives’ interests with the interests of the Company’s stockholders. Initially, we expect the Board to emphasize the cash-based portion of our compensation program over a stock program because it believes the discretionary nature of the cash-based compensation gives it the needed flexibility to factor in and reward the attainment of longer-term goals for the Company and the executives, as the Board deems appropriate.

We have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Summary Compensation Table

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)

Linda Masters (1)	2019	0	0	0	0	0

(Chief Executive Officer, Chief Financial Officer and Secretary)	2018	0	0	0	0	0

Ka Leung WONG	2019	0	0	0	0	0
(Chief Executive Officer, President and Director)	2018	0	0	0	0	0

Lan CHAN (2) (Chief Financial Officer, Secretary and Director)	2019	0	0	0	0	0
	2018	0	0	0	0	0

_______________

(1)	Linda Masters served as our Chief Executive Officer, Chief Financial Officer, Secretary and director from February 18, 2016, to March 27, 2018.
(2)	Ka Leung WONG is appointed to serve as our Chief Executive Officer, President and Director effective May 22, 2020
(3)

Lan Chan was appointed to serve as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Director effective April 15, 2020.  Mr. Chan resigned from his positions as Chief Executive Officer and President effective May 22, 2020, and was concurrently appointed Chief Operating Officer.

Narrative Disclosure to Summary Compensation Table

Our executive officers are not parties to employment agreements with the Company.  As the Company matures, we expect to enter into compensation arrangements in the near future.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We expect to establish one or more incentive compensation plans in the future.  Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Equity Awards

There are no options, warrants or convertible securities outstanding held of record or beneficially owned by our directors or executive officers. At no time during the last fiscal year with respect to any of any of our executive officers was there:

●

any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
●	any option or equity grant;
●	any non-equity incentive plan award made to a named executive officer;
●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
●	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended December 31, 2019, we did not provide compensation to any of our employee directors for serving as our director. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. Our compensation programs are substantially identical among business units and corporate functions. The risk-mitigating factors considered in this assessment included:

·	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

·	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee.  During the fiscal year ended December 31, 2019, none of our executive officers has served: (i) on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; (ii) as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the registrant; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended December 31, 2019 and 2018, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.  As of March 31, 2020, and 2019, and December 31, 2019, there were no amounts outstanding. As of December 31, 2018, $138,596 was outstanding due from a director, which was fully repaid to the Company during 2019.

We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis. We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Director Independence

Our board of directors currently consists of Ka Leung Wong, our Chief Executive Officer, and Lan Chan, our Chief Financial Officer, Chief Operating Officer and Secretary, who do not qualify as an independent director under the published listing requirements of the NASDAQ Stock Market or the NYSE. As of the date hereof, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”

LEGAL PROCEEDINGS

We are not a party to any legal or administrative proceedings that we believe, individually or in the aggregate, would be likely to have a material adverse effect on our financial condition or results of operations.  We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.  There are no pending legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)  Market Information

Shares of our common stock are quoted on the OTC Pink under the symbol “BJCD”.   Shares of our common stock began trading on April 1, 2020.  As of May 22, 2020, the last closing price of our securities was $0.13, with little to no quoting activity.  There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Pink. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarterly period	High	Low

Second Quarter ended 6/30/2020:	$0.13	$0.13
First Quarter ended 3/31/2020:	$-	$-
Fiscal year ended December 31, 2019:	$-	$-
Third Quarter ended September 30, 2019	$-	$-
Second Quarter ended June 30, 2019:	$-	$-
First Quarter ended March 31, 2019:	$-	$-
Fiscal year ended December 31, 2018:	$-	$-
Third Quarter ended September 30, 2018:	$-	$-

(b)  Approximate Number of Holders of Common Stock

As of May 22, 2020, there were approximately 50 shareholders of record of our common stock.  Such number does not include any shareholders holding shares in nominee or “street name”.

(c)  Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors.  On January 2, 2020, prior to the consummation of the acquisition of LHCL, LHCL declared and paid a dividends of $186,084 to the shareholders.. Except as otherwise set forth above, we paid no dividends during the periods reported herein, nor do we anticipate paying any dividends in the foreseeable future.

(d)  Equity Compensation Plan Information

None.

(e)  Recent Sales of Unregistered Securities

None.

DESCRIPTION OF SECURITIES

The following is a description of the material provisions of our capital stock, as well as other material terms of our Amended Certificate of Incorporation and Bylaws.  We refer you to our Amended Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed as exhibits to this report.

Common Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 100,000,000 shares of common stock with a nominal par value of $0.0001.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Under our Amended Certificate of Incorporation, stockholders do not have the right to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock with a nominal par value of $0.0001.  Our Amended Certificate of Incorporation allows our board of directors to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.   The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.  We have no current plans to issue any shares of preferred stock.

Options and Warrants

As of the date of this Report, we had no outstanding options to purchase shares of our common stock.

2,500,000 common stock purchase warrants of the Company were distributed to all administrative creditors of PSD, with these creditors receiving five common stock purchase warrants of the Company for each $0.10 of PSD's administrative debt held. The 2,500,000 warrants  consisted of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  The exercise price of the warrants was reduced to $0.10 per share on April 7, 2020, and on April 15, 2020, the warrant expiration date was extended to August 30, 2025.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC. located at 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725, telephone number is (813) 344-4490.

Anti-takeover Provisions

Some of the provisions of Delaware law, our Amended Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company or removing our incumbent officers and directors.  These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.   We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Our Amended Certificate of Incorporation or Bylaws provide that:

•

Stockholder Action; Special Meeting of Stockholders. Our Amended Certificate of Incorporation provides that no action shall be taken by our stockholders except at an annual or special meeting of our stockholders called in accordance with our bylaws.  Our bylaws provide that special meetings of our stockholders may be called by holders or more than fifty percent (50%) of the shares entitled to vote at a meeting of stockholders, a majority of our board of directors, the chairman of our board of directors, or our chief executive officer.

•

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended Certificate of Incorporation and Bylaws do not provide for cumulative voting.

•

Issuance of “Blank Check” Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of “blank check” preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors.  The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise;

•

Bylaws Amendments Without Stockholder Approval.  Our Bylaws provide that a majority of the authorized number of directors will generally have the power to adopt, amend or repeal our bylaws without stockholder approval;

•

Broad Indemnity.  We are permitted to indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.  This provision may make it more difficult to remove directors and officers and delay a change in control of our management.

Delaware Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits public companies from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless certain conditions apply. An “interested stockholder” is defined as a person or group of persons who beneficially acquire 15% or more of the outstanding voting stock of the corporation. Section 203 does not apply if the corporation’s board of directors preapproves the transaction by which a stockholder becomes an interested stockholder, or if the subsequent business combination with an interested stockholder is authorized at a stockholder meeting by two-thirds of the corporation’s outstanding voting stock (excluding the stock held by the interested stockholder). Further, a stockholder who acquires 85% or more of the voting stock of a corporation (excluding stock held by directors who are also officers and certain employee stock plans) in the first transaction in which it becomes an interested stockholder is not subject to the three-year waiting period for any subsequent business combination.

A Delaware corporation may amend its certificate of incorporation to “opt out” of Section 203’s anti-takeover protection. The amendment must be approved by the affirmative vote of a majority of the shares entitled to vote, in addition to any other vote required by law, and it must be effected before any stockholder becomes an interested stockholder. Subject to certain exceptions, such amendment will not take effect until twelve months after its adoption.

Because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders, the restrictions of Section 203 of the Delaware General Corporation Law do not apply to us. We intend, however, to amend our Certificate of Incorporation to elect not to be governed by Section 203 of the DGCL to facilitate potential future business combinations regardless of whether such business combinations are with interested stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.  Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•

for any breach of their duty of loyalty to our company or our stockholders;

•

for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•

unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•

for any transaction from which they derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

We intend to enter into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our Amended Certificate of Incorporation and Bylaws or in any indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We expect to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LUDUSON HOLDING COMPANY LIMITED (Unaudited) Condensed Consolidated Financial Statements For The Three Months Ended March 31, 2020 And 2019

LUDUSON HOLDING COMPANY LIMITED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Consolidated Balance Sheets	F-3

Condensed Consolidated Statements of Operations and Comprehensive Income	F-4

Condensed Consolidated Statements of Cash Flows	F-5

Condensed Consolidated Statements of Changes in Stockholders’ Equity	F-6

Notes to Condensed Consolidated Financial Statements	F-7 – F-17

LUDUSON HOLDING COMPANY LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2020 AND DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current asset:
Cash and cash equivalents	$35,382	$269,691
Accounts receivable	762,614	760,733
Deposits, prepayments and other receivables	250,860	142,001
Operating lease right-of-use assets	26,983	35,816

Total current assets	1,075,839	1,208,241

Non-current asset:
Plant and equipment	7,958	9,172

TOTAL ASSETS	$1,083,797	$1,217,413

LIABILTIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$1,289	$1,289
Tax payable	145,157	139,804
Operating lease liabilities	27,641	36,690

Total current liabilities	174,087	177,783

TOTAL LIABILITIES	174,087	177,783

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Ordinary shares, $1 par value; 50,000 shares authorized; 10,000 shares issued and outstanding	10,000	10,000
Accumulated other comprehensive income	10,170	5,435
Retained earnings	889,540	1,024,195

Stockholders’ equity	909,710	1,039,630

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,083,797	$1,217,413

See accompanying notes to condensed consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2020	2019

Revenue, net	$96,519	$276,663

Cost of revenue	(3,681)	(81,284)

Gross profit	92,838	195,379

Operating expenses:
General and administrative expenses	(36,692)	(39,499)
Total operating expenses	(36,692)	(39,499)

INCOME BEFORE INCOME TAXES	56,146	155,880

Income tax expense	(4,717)	(13,016)

NET INCOME	51,429	142,864

Other comprehensive income (loss):
Foreign currency translation gain (loss)	4,735	(496)

COMPREHENSIVE INCOME	$56,164	$142,368

See accompanying notes to condensed consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2020	2019

Cash flow from operating activities:
Net income	$51,429	$155,880
Adjustments to reconcile net income to net cash (used in) generated from operating activities
Depreciation of plant and equipment	1,254	1,891
Non-cash lease expenses	9,433	-

Change in operating assets and liabilities:
Accounts receivable	(1,881)	(2,470)
Deposits, prepayments and other receivables	(108,859)	-
Accrued expenses and other payables	-	9,877
Operating lease liabilities	(9,674)	-
Tax payable	4,717	-
Net cash (used in) generated from operating activities	(53,581)	165,178

Csah flow from financing activities:
Advance from a director	-	77,759
Dividend paid	(186,084)	-

Net cash (used in) generated from financing activities	(186,084)	77,759

Effect on exchange rate change on cash and cash equivalents	5,356	(461)

Net change in cash and cash equivalents	(234,309)	242,476

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	269,691	26,815

CASH AND CASH EQUIVALENTS, END OF PERIOD	$35,382	$269,291

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to condensed consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Common stock		Accumulated other comprehensive (loss) income	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as at January 1, 2019	10,000	$10,000	$(717)	$184,919	$194,202

Foreign currency translation adjustment	-	-	(496)	-	(496)

Net income for the period	-	-	-	142,864	142,864

Balance as at March 31, 2019	10,000	$10,000	$(1,213)	$327,783	$336,570

Balance as at January 1, 2020	10,000	$10,000	$5,435	$1,024,195	$1,039,630

Dividend paid	-	-	-	(186,084)	(186,084)

Foreign currency translation adjustment	-	-	4,735	-	4,735

Net income for the period	-	-	-	51,429	51,429

Balance as at March 31, 2020	10,000	$10,000	$10,170	$889,540	$909,710

See accompanying notes to condensed consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

.

DESCRIPTION OF BUSINESS AND ORGANIZATION

Luduson Holding Company Limited (the “Company” or “LHCL”) is incorporated as a BVI Business Company with limited liability on April 16, 2020 in the British Virgin Islands (the “BVI”). The Company through its subsidiaries, mainly provides the integrated business-to-business digital entertainment solutions to the customers by offering a wide range of self-developed game contents with innovative marketing and distribution strategies in Asian region.

Pursuant to its Memorandum of Association, the authorized capital is amounted to US$50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

On April 24, 2020, the Company consummated the Share Exchange Transaction among Luduson Entertainment Limited (“LEL”) and its shareholders. Both the Company and LEL are controlled by the same management team. Upon completion of the Share Exchange Transaction, LEL became a 100%-owed subsidiary of the Company.

Because the Company is a shell company, LEL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, LEL is deemed to be the accounting acquirer for accounting purposes.  The transaction will be treated as a recapitalization of the Company.  Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of LEL, and the Company’s assets, liabilities and results of operations will be consolidated with LEL beginning on the acquisition date. LEL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (LEL). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of registered/ paid up share capital	Effective interest held

Luduson Entertainment Limited	Hong Kong	Sales and marketing	10,000 ordinary shares at par value of HK$1	100%

G Music Asia Limited	British Virgin Islands	Event planning	2 ordinary shares at par value of US$1	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

•

Basis of presentation

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

These accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•

Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•

Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2020 and December 31, 2019, there was no allowance for doubtful accounts.

•

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3.33 years
Furniture and equipment	5 years

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the three months ended March 31, 2020 and 2019 were $1,253 and $1,891, respectively.

•

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•

Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•

Uncertain tax positions

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three months ended March 31, 2020 and 2019.

•

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the three months ended March 31, 2020 and 2019:

	March 31, 2020	March 31,2019
Period-end HKD:US$ exchange rate	0.12899	0.12740
Period average HKD:US$ exchange rate	0.12869	0.12746

•

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•

Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•

Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•

Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s  financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables and operating lease right-of-use assets approximate their fair values because of the short maturity of these instruments.

•

Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2018-19”) which clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” (“ASU 2019-04”) which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief ” (“ASU 2019-05”) which provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. In November 2019, the FASB issued ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2019-11”), which provides guidance around how to report expected recoveries. In February 2020, the Financial Accounting Standards Board issued ASU No. 2020-02, “Financial Instruments - Credit Losses” (Topic 326) (“ASU 2020-02”) which provides updated guidance on how an entity should measure credit losses on financial instruments and delayed the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02 (collectively, “ASC 326”) are effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The adoption of ASC 326 did not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which eliminates step two from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be adopted on a prospective basis. The adoption of ASU 2017-04 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The adoption of ASU 2018-13 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In December 2019, the FASB issued ASU No 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”).  ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU No 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. ASU 2020-04 is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company does not expect ASU 2020-04 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

3.

BUSINESS SEGMENT

The Company considers its business activities to constitute two reportable segments. The segment analysis of the Company’s revenues is as follows:

	Three months ended March 31,
	2020	2019

Digital marketing	$77,215	$149,599
Entertainment	19,304	127,064
	$96,519	$276,663

4.

DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Deposits, prepayments and other receivables consisted of the following,

March 31, 2020	December 31,. 2019

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

(unaudited)	(audited)

Prepayments for business project	$139,412	$138,791
Purchase deposits	108,223	-
Rental deposit	3,225	3,210
	$250,860	$142,001

Purchase deposits represent deposit payments made to vendors for procurement of equipments, which are interest-free, unsecured and relieved against accounts payable when goods are received by the Company.

5.

LEASE

As of March 31, 2020, the Company entered into one workshop space operating lease with a lease term of 2 years, commencing from January 1, 2019.

Right of use assets and lease liability – right of use are as follows:

	March 31, 2020	December 31,. 2019
	(unaudited)	(audited)

Right-of-use assets	$26,983	$35,816

The lease liability – right of use is as follows:

	March 31, 2020	December 31,. 2019
	(unaudited)	(audited)

Current portion	$27,641	$36,690
Non-current portion	-	-

Total	$27,641	$36,690

As of March 31, 2020, the operating lease payment of $27,641 will become matured in the next 12 months.

6.

STOCKHOLDERS’ EQUITY

Authorized shares

At inception, the Company’s authorized ordinary shares were 50,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

At inception, the Company had 10,000 ordinary shares issued and outstanding.

On January 2, 2020, the Company declared and paid a dividend of $186,084 to its stockholders.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

7.

INCOME TAX

The Company mainly operates in Hong Kong that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year.  The reconciliation of income tax rate to the effective income tax rate for the three months ended March 31, 2020 and 2019 is as follows:

	Three months ended March 31,
	2020	2019

Income before income taxes	$56,146	$155,880
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	9,264	25,720
Tax effect of non-deductible items	206	312
Tax holiday	(4,753)	(13,016)
Income tax expense	$4,717	$13,016

8.

RELATED PARTY TRANSACTIONS

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

9.

CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)

Major customers

For the three months ended March 31, 2020 and 2019, the individual customer who accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at period-end dates, are presented as follows:

Three months ended March 31, 2020	March 31, 2020

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Customers		Revenues	Percentage of revenues		Accounts Receivable

Customer A		$38,608	40%		$202,514
Customer B		38,608	40%		165,107
Customer C		19,303	20%		118,671

	Total:	$96,519	100%	Total:	$486,292

		Three months ended March 31, 2019			March 31, 2019
Customers		Revenues	Percentage of revenues		Accounts Receivable

Customer B		$159,324	58%		$-
Customer D		80,937	29%		-

	Total:	$240,261	87%	Total:	$-

(b)

Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c)

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

10.

COMMITMENTS AND CONTINGENCIES

As of March 31, 2020, the Company has no material commitments or contingencies.

11.

SUBSEQUENT EVENTS

On May 8, 2020, the Company and its shareholders executed a Share Exchange Agreement (the “Share Exchange Agreement”) with Baja Custom Design Inc., a limited company organized under the laws of the State of Delaware (“BJCD”). Pursuant to the Share Exchange Agreement, the Company agreed to sell its aggregate of 10,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of the Company. As consideration, the Company’s shareholders were received 10,000,000 shares of BJCD’s common stock, at a value of $0.10 per share, for an aggregate value of $1,000,000 (the “Shares”).  The acquisition was consummated on

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

May 22, 2020.  Both the Company and BJCD are controlled by the same management team.  Upon completion of the Share Exchange transaction, the Company became a 100% owned subsidiary of BJCD.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2019, up through the date the Company issued the audited consolidated financial statements. The Company determined that there were no further events to disclose.

LUDUSON HOLDING COMPANY LIMITED Consolidated Financial Statements For The Years Ended December 31, 2019 And 2018 (With Report of Independent Registered Public Accounting Firm Thereon)

LUDUSON HOLDING COMPANY LIMITED

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Stockholder of

LUDUSON HOLDING COMPANY LIMITED

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Luduson Holding Company Limited and its subsidiaries (the ‘Company’) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

May 22, 2020

We have served as the Company’s auditor since 2019.

Kuala Lumpur, Malaysia

LUDUSON HOLDING COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2019	2018
ASSETS
Current asset:
Cash and cash equivalents	$269,691	$26,815
Accounts receivable	760,733	14,372
Deposits, prepayments and other receivables	142,001	3,192
Amount due from a director	-	138,596
Operating lease right-of-use assets	35,816	-

Total current assets	1,208,241	182,975

Non-current asset:
Plant and equipment	9,172	15,070

TOTAL ASSETS	$1,217,413	$198,045

LIABILTIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$1,289	$3,843
Tax payable	139,804	-
Operating lease liabilities	36,690	-

Total current liabilities	177,783	3,843

TOTAL LIABILITIES	177,783	3,843

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Ordinary shares, $1 par value; 50,000 shares authorized; 10,000 shares issued and outstanding	10,000	10,000
Accumulated other comprehensive income (loss)	5,435	(717)
Retained earnings	1,024,195	184,919

Stockholders’ equity	1,039,630	194,202

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,217,413	$198,045

See accompanying notes to consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Revenue, net	$1,426,354	$286,231

Cost of revenue	(283,828)	(98,947)

Gross profit	1,142,526	187,284

Operating expenses:
General and administrative expenses	(164,293)	(146,488)
Professional fee	-	(2,911)
Total operating expenses	(164,293)	(149,399)

Other income:
Interest income	2	1

Total other income	2	1

INCOME BEFORE INCOME TAXES	978,235	37,886

Income tax expense	(138,959)	-

NET INCOME	839,276	37,886

Other comprehensive income (loss) :
Foreign currency translation gain (loss)	6,152	(279)

COMPREHENSIVE INCOME	$845,428	$37,607

See accompanying notes to consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2019	2018

Cash flow from operating activities:
Net income	$839,276	$37,886
Adjustments to reconcile net income to net cash generated from operating activities
Depreciation of plant and equipment	5,946	2,772
Non-cash lease expense	39,160	-

Change in operating assets and liabilities:
Accounts receivable	(746,361)	(14,372)
Deposits, prepayments and other receivables	(138,809)	17,233
Accrued expenses and other payables	(2,554)	1,018
Operating lease liabilities	(38,286)	-
Tax payable	138,959	(22,810)
Net cash generated from operating activities	97,331	21,727

Cash flow from investing activities:
Purchases of plant and equipment	-	(14,925)

Net cash used in investing activities	-	(14,925)

Cash flow from financing activities:
Repayment from a director	138,596	4,326

Net cash generated from financing activities	138,596	4,326

Effect on exchange rate change on cash and cash equivalents	6,949	(272)

Net change in cash and cash equivalents	242,876	10,856

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	26,815	15,959

CASH AND CASH EQUIVALENTS, END OF YEAR	$269,691	$26,815

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash refunded from tax	$-	$(22,810)
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Accumulated other comprehensive (loss) income	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as at January 1, 2018	10,000	$10,000	$(438)	$147,033	$156,595

Foreign currency translation adjustment	-	-	(279)	-	(279)

Net income for the year	-	-	-	37,886	37,886

Balance as at December 31, 2018	10,000	$10,000	$(717)	$184,919	$194,202

Balance as at January 1, 2019	10,000	$10,000	$(717)	$184,919	$194,202

Foreign currency translation adjustment	-	-	6,152	-	6,152

Net income for the year	-	-	-	839,276	839,276

Balance as at December 31, 2019	10,000	$10,000	$5,435	$1,024,195	$1,039,630

See accompanying notes to consolidated financial statements.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.

DESCRIPTION OF BUSINESS AND ORGANIZATION

Luduson Holding Company Limited (the “Company” or “LHCL”) is incorporated as a BVI Business Company with limited liability on April 16, 2020 in the British Virgin Islands (the “BVI”). The Company through its subsidiaries, mainly provides the integrated business-to-business digital entertainment solutions to the customers by offering a wide range of self-developed game contents with innovative marketing and distribution strategies in Asian region.

Pursuant to its Memorandum of Association, the authorized capital is amounted to US$50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

On April 24, 2020, the Company consummated the Share Exchange Transaction among Luduson Entertainment Limited (“LEL”) and its shareholders. Both the Company and LEL are controlled by the same management team. Upon completion of the Share Exchange Transaction, LEL became a 100%-owed subsidiary of the Company.

Because the Company is a shell company, LEL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, LEL is deemed to be the accounting acquirer for accounting purposes.  The transaction will be treated as a recapitalization of the Company.  Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of LEL, and the Company’s assets, liabilities and results of operations will be consolidated with LEL beginning on the acquisition date. LEL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (LEL). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

Luduson Entertainiment Limited	Hong Kong	Sales and marketing	10,000 ordinary shares at par value of HK$1	100%

G Music Asia Limited	British Virgin Islands	Event planning	2 ordinary shares at par value of US$1	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•

Use of estimates and assumptions

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2019 and 2018, there was no allowance for doubtful accounts.

•

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3.33 years
Furniture and equipment	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

•

Cost of revenue

Cost of revenue consists primarily of the fees paid to contracted programmers and labor costs, which are directly attributable to the rendering of services and the production of contents.

•

Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•

Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2019 and 2018.

•

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general,

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the years ended December 31, 2019 and 2018:

	December 31,2019	December 31,2018
Period-end HKD:US$ exchange rate	0.12842	0.12769
Period average HKD:US$ exchange rate	0.12764	0.12760

•

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•

Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•

Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•

Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•

Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s  financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•

Fair value of financial instruments

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayment and other receivables, amount due from a director and operating lease right-of-use assets, approximate their fair values because of the short maturity of these instruments.

•

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”).  ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial position, results of operations or cash flows.

3.

BUSINESS SEGMENT

The Company considers its business activities to constitute two reportable segments. The segment analysis of the Company’s revenues is as follows:

	Years ended December 31,
	2019	2018

Digital marketing	$502,324	$286,231
Entertainment	924,030	-
	$1,426,354	$286,231

4.

PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	As of December 31,
	2019	2018

Computer equipment	$20,757	$20,757
Furniture and equipment	6,908	6,908
Foreign translation difference	29	(127)
	27,694	27,538
Less: accumulated depreciation	(18,433)	(12,487)
Less: foreign translation difference	(89)	19
	$9,172	$15,070

Depreciation expense for the years ended December 31, 2019 and 2018 were $5,946 and $2,772, respectively.

5.

DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

Deposits, prepayments and other receivables consisted of the following,

As of December 31,
2019	2018

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Prepayment for business project	$138,791	$-
Rental deposit	3,210	3,192
	$142,001	$3,192

Prepayment represents the security deposit to the project under the collaboration agreement, which is unsecured and non-refundable. The deposit will be charged to the project cost upon the commencement of its project in the next twelve months.

6.

LEASE

As of December 31, 2019, the Company entered into one workshop space operating lease with a lease term of 2 years, commencing from January 1, 2019.

Right of use assets and lease liability – right of use are as follows:

	As of December 31
	2019	2018

Right-of-use assets	$35,816	$-

The lease liability – right of use is as follows:

	As of December 31
	2019	2018

Current portion	$36,690	$-
Non-current portion	-	-

Total	$36,690	$-

As of December 31, 2019, the operating lease payment of $36,690 will become matured in the next 12 months.

7.

STOCKHOLDER’S EQUITY

Authorized shares

At inception, the Company’s authorized shares were 50,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

At inception, the Company had 10,000 ordinary shares issued and outstanding.

8.

INCOME TAX

The Company mainly operates in Hong Kong that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year.  The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2019 and 2018 is as follows:

	Years ended December 31,
	2019	2018

Income before income taxes	$978,235	$37,886
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	161,408	6,251
Tax effect of non-deductible items	1,055	523
Tax effect of non-taxable items	(35)	(2,504)
Net operating loss	(23,469)	(4,270)
Income tax expense	$138,959	$-

9.

RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.  As of December 31, 2019, there were no amounts outstanding. As of December 31, 2018, $138,596 was outstanding due from a director, which was fully repaid to the Company during 2019.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

10.

CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)

Major customers

For the years ended December 31, 2019 and 2018, the individual customer who accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at year-end dates, are presented as follows:

		Year ended December 31, 2019			December 31, 2019
Customers		Revenues	Percentage of revenues		Accounts receivable

Customer A		$316,545	22%		$132,268
Customer B		256,555	18%		139,331
Customer C		245,067	17%		169,508
Customer D		210,604	15%		94,000
Customer E		185,077	13%		105,301

	Total:	$1,213,848	85%	Total:	$640,408

Year ended December 31, 2018	December 31, 2018

LUDUSON HOLDING COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Customers		Revenues	Percentage of revenues		Accounts receivable

Customer F		$102,865	36%		$4,540
Customer B		97,403	34%		-
Customer G		75,182	26%		3,448

	Total:	$275,450	96%	Total:	$7,988

(b)

Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c)

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11.

COMMITMENTS AND CONTINGENCIES

As of December 31, 2019, the Company has no material commitments or contingencies.

12.

SUBSEQUENT EVENTS

On January 2, 2020, the Company declared and paid a dividend of $186,084.

On May 8, 2020, the Company and its shareholders executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Baja Custom Design Inc., a limited company organized under the laws of the State of Delaware (“BJCD”). Pursuant to the Share Exchange Agreement, the Company agreed to sell its aggregate of 10,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of the Company. As consideration, the Company’s Shareholders were received 10,000,000 shares of BJCD’s common stock, at a value of $0.10 per share, for an aggregate value of $1,000,000 (the “Shares”). We consummated the acquisition of LHCL on May 22, 2020.  Both the Company and LHCL are controlled by the same management team. Upon completion of the Share Exchange transaction, LHCL became a 100% owned subsidiary of the Company.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2019, up through the date the Company issued the audited consolidated financial statements. The Company determined that there are no further events to disclose.

BAJA CUSTOM DESIGN, INC. (Unaudited) Unaudited Pro forma Financial Information

BAJA CUSTOM DESIGN, INC.

INDEX TO PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

Page

Pro Forma Condensed Combined Balance Sheet	F-38

Pro Forma Condensed Combined Statements of Operations	F-39

Notes to Pro Forma Condensed Combined Financial Information	F-40 – F-41

BAJA CUSTOM DESIGN, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(Unaudited)

	Historical	Historical
	BJCD	LCHL	Pro Forma Adjustments	Note	Pro Forma Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$600	$35,382			$35,982
Accounts receivable	-	762,614			762,614
Deposits and prepayments	-	250,860			250,860
Operating lease right-of-use asset	-	26,983			26,983

Total current assets	600	1,075,839			1,076,439

Non-current assets:
Plant and equipment	-	7,958			7,958

TOTAL ASSETS	$600	$1,083,797			$1,084,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$680	$1,289			$1,969
Amount due to a director	20,351	-	(20,351)	(a)	-
Tax payable	-	145,157			145,157
Lease liabilities	-	27,641			27,641

Total current liabilities	21,031	174,087			174,767

Total liabilities	21,031	174,087			174,767

Stockholders’ equity:
Preferred stock	-	-			-
Common stock	1,561	-	1,000	(c)	2,561
Additional paid-in capital	-	10,000	(1,000)	(a),(b)	9,000
Accumulated other comprehensive income	-	10,170			10,170
(Accumulated deficit) retained earnings	(21,992)	889,540	(20,351)	(a),(b), (c)	887,899

Total stockholders’ equity	(20,431)	909,710			909,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$600	$1,083,797			$1,084,397

BAJA CUSTOM DESIGN, INC.

NOPTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF MARCH 31, 2020

(Unaudited)

Historical	Historical		Pro Forma Condensed Combined
	BJCD	LCHL	Pro forma Adjustment

Revenues, net	$-	$96,519		$96,519

Cost of revenues	-	(3,681)		(3,681)

Gross profit	-	92,838		92,838

Operating expenses:
General and administrative expenses	(1,339)	(36,692)		(38,031)
Total operating expenses	(1,339)	(36,692)		(38,031)

(LOSS) INCOME BEFORE INCOME TAXES	(1,339)	56,146		54,807

Income tax expense	-	(4,717)		(4,717)

NET (LOSS) INCOME	$(1,339)	$51,429		$50,090

Net (loss) income per share	$(0.00)			$0.002

Weighted average shares outstanding	15,610,000			25,610,000

BAJA CUSTOM DESIGN, INC.

NOPTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF MARCH 31, 2020

(Unaudited)

NOTE 1 – BACKGROUND OF ORGANIZATION

On May 8, 2020, Baja Custom Design, Inc. or the Company or BJCD completed the Share Exchange Agreement with Luduson Holding Company Limited and Subsidiaries (collectively “LHCL”) (the “Share Exchange”) for its 100% equity interest.

The consideration of the Share Exchange totalled approximately 10,000,000 shares of the Company’s common stock, at the price of $0.1 equal to $1,000,000.

NOTE 2 – BASIS OF PRESENTATION

Because BJCD is a shell company, LHCL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, LHCL is deemed to be the accounting acquirer for accounting purposes.  The transaction will be treated as a recapitalization of BJCD.  Accordingly, the consolidated assets, liabilities and results of operations of LHCL will become the historical financial statements of LHCL, and BJCD’s assets, liabilities and results of operations will be consolidated with LHCL beginning on the acquisition date.  These pro forma financial statements are presented as a continuation of LHCL.

The pro forma balance sheet as of March 31, 2020 is based on the historical financial statements of BJCD after giving effect to LHCL’s acquisition of BJCD as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of March 31, 2020 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with BJCD’s historical financial statements included elsewhere on Form 10-Q for the quarter ended March 31, 2020, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2020, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between BJCD and LHCL since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2020 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)

To forgive the related parties loan due to the former director in BJCD

Dr.   Amount due to a director             20,351

Cr.   Additional paid-in capital               20,351

(b)

To eliminate the accumulated deficits of BJCD incurred before the merger transaction to reflect the recapitalization of BJCD

Dr.   Additional paid-in capital              20,351

BAJA CUSTOM DESIGN, INC.

NOPTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF MARCH 31, 2020

(Unaudited)

Cr.   Retained earnings                          20,351

(c)

To reflect the issuance of 10,000,000 shares of common stock of BJCD for the acquisition of 100% of LHCL outstanding capital stock and reclassify 100 ordinary shares of BJCD to additional paid-in capital

Dr.   Retained earnings                    1,000

Cr.   Common stock                              1,000

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the share exchange transaction has been computed as follows:

Net income	$50,090

Net income per share – Basic and diluted	$0.002

Weighted average number of shares deemed issued and outstanding	25,615,000

Item 3.02. Unregistered Sale of Equity Securities

The disclosure provided under Item 2.01 above is hereby incorporated by reference.

Item 5.06.  Change in Shell Company Status

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.  As described above under Item 2.01, on May 22, 2020, the Company completed the acquisition of LHCL. As a result of the acquisition, the Company is no longer a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements and selected financial information relating to Luduson Holding Company Limited, a limited liability company organized under the laws of British Virgin Islands, for the years ended December 31, 2019, and 2018, are included in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Financial Statements and Supplementary Data” beginning on pages 18 and F-1, respectively, and are herein incorporated by reference.

 (b) Pro Forma Financial Information

The pro forma financial statements relating to Luduson Holding Company Limited are included in the section entitled “Financial Statements and Supplementary Data” beginning on page F-22, and are herein incorporated by reference.

The pro forma balance sheet as of March 31, 2020, is based on the historical financial statements of LHCL after giving effect to the financial statements of BJCD and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of December 31, 2019, for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had LHCL and BJCD been a combined entity during the specified period(s). The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with LHCL’s historical financial statements included elsewhere in this Current Statement on Form 8-K for the fiscal years ended December 31, 2019 and 2018, and for the three months ended March 31, 2020 and 2019, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on December 31, 2019, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

(c) Shell Company Transaction

See Items 9.01(a) and (b) of this Current Report on Form 8-K, which are incorporated herein by reference.

(d)

Exhibits  {Legal will update

Exhibit Number	Description
2.1	Plan of Reorganization (1)
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Bylaws (1)
4.1	Form of “A” Common Stock Purchase Warrant (1)
4.2	Form of “B” Common Stock Purchase Warrant (1)
4.3	Form of “C” Common Stock Purchase Warrant (1)
4.4	Form of “D” Common Stock Purchase Warrant (1)
4.5	Form of “E” Common Stock Purchase Warrant (1)
10.1

Share Exchange Agreement, dated May 8, 2020, by and among the Company, Luduson Holding Company Limited, a limited liability company organized under the laws of the British Virgin Islands (LHCL), and the shareholders of LHCL (2)

10.2	Lease Agreement, dated December 28, 2018, by and between Luduson Entertainment Limited and Chen Xiu Ying*
22	List of Subsidiaries.*

 *Filed Herewith.

(1)	Incorporated by reference to the Exhibits to Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 30, 2018.
(2)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAJA CUSTOM DESIGN, INC.
Dated: May 22, 2020

	By:	/s/ Lan Chan
Lan Chan
Chief Executive Officer